December 15, 2020

First Trust Exchange-Traded Fund VIII

120 East Liberty Drive

Wheaton, Illinois 60187

Re:	12b-1 Plan Extension Letter for First Trust Exchange-Traded Fund VIII (the “Trust”)

Ladies and Gentlemen:

It is hereby acknowledged that First Trust Portfolios L.P. serves as the distributor of the shares of each series of the above-referenced Trust. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), comprised of various exchange-traded funds (each, a “Fund,” and, collectively, the “Funds”) set forth on Exhibit A attached hereto, which may be amended from time to time.

It is further acknowledged that the Trust has adopted a Distribution and Service Plan (the “Plan”) pursuant to Rule l2b-1 under the 1940 Act with respect to the shares of beneficial interest (“Shares”) of the Funds. Pursuant to the Plan, each Fund may bear a fee not to exceed 0.25% per annum of such Fund’s average daily net assets.

The purpose of this letter agreement is to agree and acknowledge that the Funds shall not pay, and we shall not collect, any fees pursuant to the Plan any time before the date set forth on Exhibit A attached hereto for each Fund.

Very Truly Yours,

First Trust Portfolios L.P.

/s/ James M. Dykas
James M. Dykas, Chief Financial Officer, Chief Operating Officer

Agreed and Acknowledged:

First Trust Exchange-Traded Fund VIII

/s/ Donald Swade
Donald Swade, Treasurer, Chief Financial Officer and Chief Accounting Officer

Exhibit A

Funds	Dates
First Trust Exchange Traded Fund VIII
First Trust CEF Income Opportunity ETF	12/31/2021
First Trust Municipal CEF Income Opportunity ETF	12/31/2021
First Trust TCW Opportunistic Fixed Income ETF	12/31/2021
EquityCompass Risk Manager ETF	12/31/2021
EquityCompass Tactical Risk Manager ETF	12/31/2021
First Trust TCW Unconstrained Plus Bond ETF	12/31/2021
First Trust Low Duration Strategic Focus ETF	12/31/2021
FT Cboe Vest U.S. Equity Buffer ETF – August	12/31/2021
FT Cboe Vest U.S. Equity Deep Buffer ETF – August	12/31/2021
FT Cboe Vest U.S. Equity Buffer ETF – November	12/31/2021
FT Cboe Vest U.S. Equity Deep Buffer ETF – November	12/31/2021
First Trust Active Factor Large Cap ETF	12/31/2021
First Trust Active Factor Mid Cap ETF	12/31/2021
First Trust Active Factor Small Cap ETF	12/31/2021
FT Cboe Vest U.S. Equity Buffer ETF – February	02/01/2022
FT Cboe Vest U.S. Equity Deep Buffer ETF – February	02/01/2022
First Trust TCW Securitized Plus ETF	04/06/2022
FT Cboe Vest U.S. Equity Buffer ETF – May	05/01/2022
FT Cboe Vest U.S. Equity Deep Buffer ETF – May	05/01/2022
FT Cboe Vest U.S. Equity Buffer ETF – June	06/01/2022
FT Cboe Vest U.S. Equity Deep Buffer ETF – June	06/01/2022
FT Cboe Vest U.S. Equity Buffer ETF – July	07/01/2022
FT Cboe Vest U.S. Equity Deep Buffer ETF – July	07/01/2022
FT Cboe Vest Fund of Buffer ETFs	08/07/2022
FT Cboe Vest U.S. Equity Buffer ETF – September	09/01/2022
FT Cboe Vest U.S. Equity Deep Buffer ETF – September	09/01/2022
FT Cboe Vest U.S. Equity Buffer ETF – October	10/01/2022
FT Cboe Vest U.S. Equity Deep Buffer ETF – October	10/01/2022
FT Cboe Vest U.S. Equity Buffer ETF – December	12/08/2022
FT Cboe Vest U.S. Equity Deep Buffer ETF – December	12/08/2022
FT Cboe Vest Growth-100 Buffer ETF – December	12/09/2022
FT Cboe Vest International Equity Buffer ETF – December	12/09/2022